Exhibit 99.1

www.nortel.com

FOR IMMEDIATE RELEASE	October 15, 2007

For more information:

Media	Investors
Mohammed Nakhooda	(888) 901-7286
(905) 863-7407	(905) 863-6049
mohammna@nortel.com	investor@nortel.com
Nortel Reaches Settlement with the SEC
TORONTO — Nortel* [NYSE/TSX: NT] today announced that it and its principal operating subsidiary, Nortel Networks Limited, reached a settlement on all issues with the United States Securities and Exchange Commission (SEC) in connection with the SEC’s investigation of certain prior accounting practices at Nortel.
To bring closure to the matter, Nortel agreed to pay a civil penalty of US$35 million and consented to injunctions against it from violations of certain provisions of federal securities laws. Further, Nortel will provide to the SEC quarterly written reports detailing its progress in implementing its remediation plan and actions to address its outstanding material weakness in internal controls.
This is the latest in a series of check points in Nortel’s turn around, including settlement with the Ontario Securities Commission, the resolution of the shareholder class actions and remediation of four of the previous five material weaknesses, that enable the Company to focus on the future.
“ We are pleased that we have reached final resolution in this matter. The settlement recognizes the extensive and proactive efforts made by Nortel’s Board and senior management to identify and address the accounting and internal control issues and conduct that led to the investigation,” said Nortel President and CEO Mike Zafirovski. “Through hard work, a dedication to excellence and an unwavering commitment to serving our customers, Nortel is recreating a great technology company which upholds the highest ethical standards and sound business practices. This is a new Nortel.”
The SEC recognized that Nortel’s Audit Committee, on its own initiative, conducted extensive internal independent investigations and self-reported to the SEC and other regulators, and that the Audit Committee and senior management fully cooperated during the investigation and took prompt and meaningful action to correct the issues and restore the Company to sound governance and financial practices. Some of the actions undertaken by Nortel include: the appointment of a new team of senior leaders with a proven track record of integrity and business leadership; extensive efforts to significantly improve financial processes and controls; a restructured ethics policy; and the establishment of a new code of conduct.
The Consent related to the settlement can be found on Nortel’s website at http://www.nortel.com/corporate/investor/index.html.
About Nortel
Nortel is a recognized leader in delivering communications capabilities that make the promise of Business Made Simple a reality for our customers. Our next-generation technologies, for both service provider and enterprise networks, support multimedia and business-critical applications. Nortel’s technologies are designed to help eliminate today’s barriers to efficiency, speed and performance by simplifying networks and connecting people to the information they need, when they need it. Nortel does business in more than 150 countries around the world. For more information, visit Nortel on the Web at www.nortel.com. For the latest Nortel news, visit www.nortel.com/news.
Certain statements in this press release may contain words such as “could”, “expects”, “may”, “anticipates”, “believes”, “intends”, “estimates”, ”targets”, “envisions”, “seeks” and other similar language and are considered forward-looking statements or information under applicable securities legislation. These statements are based on Nortel’s current expectations, estimates, forecasts and projections about the operating environment, economies and markets in which Nortel operates. These statements are subject to important assumptions, risks and uncertainties, which are difficult to predict and the actual outcome may be materially different from those contemplated in forward-looking statements. For additional information with respect to certain of these and other factors, see Nortel’s Annual Report on Form 10-K, Quarterly Reports on Form 10-Q and other securities filings with the SEC. Unless otherwise required by applicable securities laws, Nortel disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.
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*Nortel, the Nortel logo and the Globemark are trademarks of Nortel Networks.